UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                       EAST TEXAS FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                       EAST TEXAS FINANCIAL SERVICES, INC.

                            1200 South Beckham Avenue
                               Tyler, Texas 75701
                                 (903) 593-1767

--------------------------------------------------------------------------------




                                                              December 27, 2002





Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of East Texas Financial Services, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 2:00 p.m., local time, on January 29, 2003 at the offices of the Company, located at 1200
S. Beckham Avenue, Tyler, Texas.

     An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon the election of two directors of the Company and the ratification of the appointment of the Company's independent auditors. In addition, the meeting will include management's report to you on the Company's fiscal 2002 financial and operating performance.

     We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.


                                              Very truly yours,



                                           By:/s/ Gerald W. Free
                                              ------------------------------
                                              Gerald W. Free
                                              Vice Chairman, President and
                                              Chief Executive Officer

                       EAST TEXAS FINANCIAL SERVICES, INC.
                            1200 South Beckham Avenue
                               Tyler, Texas 75701
                                 (903) 593-1767

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on January 29, 2003

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of East Texas Financial Services, Inc. (the "Company") will be held at the offices of the Company, located at 1200 S. Beckham Avenue, Tyler, Texas on January 29, 2003 at 2:00 p.m., local time.

          A Proxy Card and a Proxy Statement for the Meeting are enclosed.

          The Meeting is for the purpose of considering and acting upon:

          1.   The election of two directors of the Company;

          2. The ratification of the appointment of Bryant & Welborn, L.L.P. as auditors for the Company for the fiscal year ending September 30, 2003;

and such other matters as may properly come before the Meeting, or at any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on December 11, 2002 are the stockholders entitled to vote at the Meeting, and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Meeting will be available at the main office of the Company during the ten days prior to the Meeting, as well as at the Meeting.

     You are requested to complete and sign the enclosed Proxy Card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                         By Order of the Board of Directors



                                         By: /s/ Gerald W. Free
                                             -----------------------------------
                                            Gerald W. Free
                                            Vice Chairman, President and
                                            Chief Executive Officer

Tyler, Texas
December 27, 2002

                                 PROXY STATEMENT

                       EAST TEXAS FINANCIAL SERVICES, INC.
                            1200 South Beckham Avenue
                               Tyler, Texas 75701
                                 (903) 593-1767

                         ANNUAL MEETING OF STOCKHOLDERS
                                January 29, 2003


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of East Texas Financial Services, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders (the
"Meeting") which will be held at the offices of the Company located at 1200 S. Beckham Avenue, Tyler, Texas on January 29, 2003 at 2:00 p.m., local time, and all adjournments or postponements of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about December 27, 2002. Certain of the information provided herein relates to First Federal Savings and Loan Association of Tyler (the "Association"), a wholly owned subsidiary and predecessor of the Company.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon (i) the election of two directors of the Company and (ii) a proposal to ratify the appointment of Bryant & Welborn, L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 2003.

Vote Required and Proxy Information

     All shares of common stock of the Company, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and the adoption of the proposal set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting of Stockholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed proxy card and acting pursuant thereto will have the discretion to vote on such matters in accordance with their best judgment.

     Directors will be elected by a plurality of the votes cast. In all matters other than the election of directors, the affirmative vote of a majority of the votes cast on the matter will constitute the act of the stockholders. Proxies marked to abstain with respect to a proposal will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote. One-third of the shares of the Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes will be treated as shares present at the Meeting for purposes of determining a quorum.

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted in accordance with the instructions thereon at the Meeting and all adjournments or postponements of the Meeting. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting or (iii) attending the Meeting and voting in person
(although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Sandra J. Allen, Secretary, at the address shown above.

Voting Securities and Principal Holders Thereof

     Stockholders of record as of the close of business on December 11, 2002 will be entitled to one vote for each share then held, provided that under Section Four of the Company's Certificate of Incorporation, with limited exceptions, a stockholder who beneficially owns more than 10% of the outstanding shares of Company's Common Stock may not vote the shares in excess of 10%. The voting limitation in Section Four does not apply to the Company's Employee Stock Ownership Plan.

     As of December 11, 2002, the Company had 1,162,320 shares of Common Stock outstanding. The following table sets forth, as of that date, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock (except for Mr. Free, Mr. Kidd and Dr. Vaughn, whose beneficial ownership is disclosed on page
4); (ii) each Named Officer, as defined on page 7 (except for Mr. Free, whose beneficial ownership is disclosed on page 4); and (iii) all directors and executive officers of the Company and the Association as a group. For information regarding the beneficial ownership of Common Stock by directors of the Company, see "Proposal I--Election of Directors--General."



                                                              Shares                Percent
                                                           Beneficially               Of
         Beneficial Owner                                      Owned                 Class
----------------------------------------------            ---------------       ---------------
East Texas Financial Services, Inc.                           133,125(1)              11.45%
Employee Stock Ownership Plan
1200 South Beckham
Tyler, Texas 75701

Larry Thomas Long and                                         115,925(2)               9.97%
East Texas Financial Corporation
301 East Main St.
Kilgore, Texas 75662

Tontine Financial Partners, L.P.                              115,750(3)               9.96%
Tontine Management, L.L.C.
Jeffery L. Gendell
200 Park Avenue, Suite 3900
New York, New York 10166

Arnhold and S. Bleichroeder, Inc.                             114,750(4)               9.87%
Arnhold and S. Bleichroeder Advisors, Inc.
1345 Avenue of the Americas
New York, New York 10105

El Coronado Holdings, L.L.C.                                  108,432(5)               9.33%
Josiah T. Austin
12626 Turkey Creek Road
Pearce, Arizona 85625

Derrell W. Chapman,                                            39,585(6)               3.35%
Executive Vice President, Chief Financial Officer
And Chief Operating Officer
709 Sutherland
Tyler, Texas 75703

All directors and executive                                   410,961(7)              31.75%
 Officers as a group (12 persons)

 ---------------

(1) The amount reported represents shares held by the East Texas Financial Services, Inc. Employee Stock Ownership Plan (the "ESOP"), 107,551 of which have been allocated to accounts of participants. First Bankers Trust Co., N.A., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants.
(2) As reported on a Schedule 13G/A filed on March 7, 2001 by Larry Thomas Long and East Texas Financial Corporation ("ETFC"), and in an application to the Board of Governors of the Federal Reserve System filed on October 23, 2001 by ETFC. In the Schedule 13G/A, Mr. Long claimed sole voting and dispositive powers with respect to 22,650 shares, and ETFC claimed sole voting and dispositve powers with respect to 52,075 shares. In the Federal Reserve application, ETFC claimed ownership of 93,275 shares and Mr. Long claimed ownership of an undisclosed number of shares. Mr. Long is the President and a director of ETFC. Based on the information provided with respect to Mr. Long's claimed beneficial ownership in the Schedule 13G/A, and ETFC's claimed ownership in the Federal Reserve application, the Company believes that together, Mr. Long and ETFC beneficially own 115,925 shares.
(3) As reported on a Schedule 13G filed on February 17, 2000 by Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Jeffrey L. Gendell. The 115,750 shares are held directly by Tontine Financial
     Partners, L.P. Each of Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Mr. Gendell claimed shared voting and dispositive powers with respect to these shares. Tontine Management, L.L.C. is the general partner of Tontine Financial Partners, L.P. and Mr. Gendell is the managing member of Tontine Management, L.L.C.
(4) As reported on a Schedule 13G/A dated February 13, 2001 and provided to the company by Arnhold and S. Bleichroeder, Inc. and Arnhold and S. Bleichroeder Advisors, Inc., as a registered broker or dealer and a registered investment adviser. The two companies claimed shared voting and dispositive powers as to the 114,750 shares.
(5) As reported on a Schedule 13D filed on October 14, 2002 by El Coronado Holdings, L.L.C. and Josiah T. Austin. Mr. Austin is the sole managing member of El Coronado Holdings, L.L.C. As such, Mr. Austin and El Coronado Holdings, L.L.C. claim shared voting and dispositive powers with respect to these shares.
(6) Includes shares held directly, as well as shares held in retirement accounts, in a fiduciary capacity or by certain entities or family members, with respect to which shares Mr. Chapman may be deemed to have sole or shared voting and/or dispositive powers. Also includes 18,228 shares subject to options granted under the Company's Stock Option and Incentive Plan (the "Stock Option Plan") which are currently exercisable, and 14,880 shares which have been allocated to Mr. Chapman's ESOP account.
(7) This amount includes shares held directly, as well as shares allocated to the accounts of executive officers under the ESOP, held in retirement accounts, held in a fiduciary capacity or by certain entities or family members, with respect to which shares the respective directors and officers may be deemed to have sole or shared voting and/or dispositive powers. This amount also includes an aggregate of 132,050 shares subject to options granted under the Stock Option Plan which are currently exercisable. In addition, this amount includes 12,641 shares (6,270 of which are subject to options granted under the Stock Option Plan) beneficially owned by Director James W. Fair. As noted under "Proposal I Election of Directors - General," Mr. Fair will be retiring as a director effective December 31, 2002.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

General

     The Company's Board of Directors currently consists of eight members, each of whom is also a director of the Association. Director James W. Fair will retire as a director of the Company and the Association effective December 31, 2002. Mr. Fair has served as a director of the Company since its formation and as a director of the Association since 1951. The Company thanks Mr. Fair for his many years of service and his guidance and dedication to the Company's success. Following Mr. Fair's retirement, the Board of Directors will reduce the size of the Board from eight members to seven members.

     The Board is divided into three classes, and approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

     The following table sets forth certain information, as of December 11, 2002, regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.



                                                                                                       Shares of
                                                                                                      Common Stock    Percent
                                               Position(s) Held               Director    Term to     Beneficially      of
            Name                Age            in the Company                 Since(1)    Expire       Owned(2)        Class
 -----------------------        ---            -----------------              --------    ------      ------------    -------s

                                                     NOMINEES

Jack W. Flock                   89         Chairman of the Board                1948       2006          56,685        4.87
Charles R. Halstead             75         Director                             1994       2006          12,132        1.04

                                           DIRECTORS CONTINUING IN OFFICE

Gerald W. Free                  63         Vice Chairman,                       1984       2004          69,179        5.72
                                           President, Chief
                                           Executive Officer
H. H. Richardson, Jr.           70         Director                             1994       2004          14,685        1.25
Jim M. Vaughn, M.D.             90         Director                             1949       2004          79,540        6.79
M. Earl Davis                   64         Director, Vice President             1988       2005          17,013        1.45
L. Lee Kidd                     67         Director                             1977       2005          70,727        6.04
-------------------


(1)  Includes service as a director of the Association.

(2) Includes shares held directly, as well as shares held in retirement accounts, in a fiduciary capacity or by certain entities or family members, with respect to which shares the respective directors may be deemed to have sole or shared voting and/or dispositive power. Also includes shares subject to options totaling 45,570 for President Free, 1,567 for Mr. Flock and 7,837 for each other director under the Company's Stock Option Plan which are exercisable within 60 days of December 11, 2002. The amounts reflected for Mr. Free and Mr. Davis also include 21,147 and 3,041 shares, respectively, which have been allocated to them under the ESOP.

     The principal occupation of each director of the Company and each nominee for director is set forth below. All directors and nominees have held their present positions for at least five years unless otherwise indicated.

     Jack W. Flock is Chairman of the Board of Directors, a position he has held since 1983. Mr. Flock is an attorney, of counsel to Ramey & Flock, P.C. located in Tyler. Prior to his of counsel relationship, he was President of Ramey & Flock, P.C. Mr. Flock previously served as Chairman of the Board of Trustees of Tyler Junior College.

     Charles R. Halstead is a geologist and is involved in oil and gas related investments in East Texas. Mr. Halstead is a former mayor of Tyler.

     Gerald W. Free has served as President and Chief Executive Officer of the Company since its formation and of the Association since 1983. He was elected Vice Chairman of both entities in January of 1997.

     H. H. Richardson, Jr. is retired as President of H. H. Richardson, Jr. Construction Company, which was involved in home building and development in the Tyler area.

     Jim M. Vaughn retired in 1993, after 50 years as an ophthalmologist in Tyler. Dr. Vaughn has served on the board of trustees of Tyler Junior College. He currently serves on the developmental board of The University of Texas at Tyler and The University of Texas Health Center at Tyler.

     M. Earl Davis is the Vice President Compliance/Marketing of the Association, a position he has held since March 1996. Prior to taking this position with the Association, he was the Executive Vice President of Administration for Tyler Pipe Industries located in Tyler. He served in various capacities with that company for 33 years. Mr. Davis also has served on numerous boards of civic organizations in the Tyler area.

     L. Lee Kidd is an independent oil and gas operator in East Texas. In addition, he is involved in real estate development in the Tyler area.

Executive Officers Who are Not Directors

     Officers are elected annually by the Board of Directors of the Company. The business experience of the executive officers who are not directors is set forth below.

     Derrell W. Chapman, age 44, is Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company and the Association. He has held these positions with the Company since its formation and with the Association since 1989. Mr. Chapman was appointed an Advisory Director in 1998. Prior to his employment with the Association, Mr. Chapman was Vice President and Controller of Jasper Federal Savings and Loan Association, located in Jasper, Texas. Mr. Chapman is a certified public accountant.

     Joe C. Hobson, age 49, is Senior Vice President-- Mortgage Lending of the Association, a position he has held since 1992. Mr. Hobson has served the Association in various capacities since 1975.

     Stephen W. Horlander, age 48, is Senior Vice President-- Commercial Lending of the Association. He has been employed by the Association since 1998. Prior to his employment with the Association, Mr. Horlander held positions as credit analyst, credit officer, and commercial lender in several banks in the East Texas area. He has been employed in the banking industry since 1977.

     Jerry J. Richardson, age 60, is Senior Vice President-- Manager of the Gilmer Division of the Association, a position he has held since 2000. From 1979 to 2000, Mr. Richardson was Senior Vice President of the First National Bank of Gilmer, Texas, and he has been employed in the banking industry in East Texas since 1969.

Meetings and Committees of the Board of Directors

     Meetings of the Company's Board of Directors generally are held on a monthly basis. The Board of Directors met 12 times during the fiscal year ended September 30, 2002. During fiscal 2002, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings. The Company has not established any standing committees independent of the committees of the Association's Board of Directors.

     The Association's Board of Directors generally meets monthly and may have additional special meetings upon request of the Chairman of the Board, the President or one-third of the directors. The Board of Directors of the Association met 12 times during the year ended September 30, 2002. During fiscal 2002, no incumbent director of the Association attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served. The Board of Directors has standing Executive, Audit and Compensation Committees which also serve the same functions for the Company's Board of Directors.

     The Executive Committee, composed of Directors Flock (Chairman), Fair, Vaughn and Free, generally meets on an as needed basis. This committee met once in fiscal 2002.

     The Audit Committee, comprised of Directors Kidd (Chairman), Richardson, Fair and Halstead, provides for and reviews the Company's annual independent audit. This committee met three times during the fiscal year ended September 30, 2002. Each member of the Audit Committee is "independent" as defined under the National Association of Securities Dealers' listing standards for The Nasdaq Stock Market. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A.

     The Audit Committee has issued the following report with respect to the audited financial statements of the Company for the fiscal year ended September 30, 2002:

     The Audit Committee has met with representatives of the Company's independent auditors and discussed certain matters required, under generally accepted auditing standards, to be communicated to audit committees, in connection with the independent audit. In addition, the committee has received from the auditors a letter disclosing the matters that, in the opinion of the auditors, may reasonably be thought to bear on the auditor's independence from the Company and discussed with the committee the auditors' independence.

     The committee has reviewed and discussed the Company's fiscal 2002 audited financial statements with the Company's management. Based on the review and discussions noted above, the committee has recommended, to the Company's Board of Directors, that the Company's audited financial statements for the fiscal year ended September 30, 2002 be included in the Company's Annual Report on Form 10-KSB.

             L. Lee Kidd                  James W. Fair
             H. H. Richardson, Jr.        Charles R. Halstead

     The Compensation Committee, comprised of Directors Flock, Halstead, Fair and Kidd, is responsible for recommending compensation plans for officers and employees. The committee met twice during fiscal 2002.

     The full Board of Directors of the Company acts as a Nominating Committee for the annual selection of nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited nominations. The Board of Directors met once in fiscal 2002 in its capacity as a nominating committee.

     Pursuant to the Company's bylaws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of the Company at least 70 days prior to the meeting date. If, however, less than 80 days' notice of the date of the meeting is first given or made to stockholders by public disclosure (including disclosure in a press release or in a publicly available filing with the U.S. Securities and Exchange Commission) or mail, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company's bylaws.

Executive Compensation

     The Company has not paid any compensation to its executive officers since its formation. The Company does not anticipate paying any compensation to such persons until it becomes actively involved in the operation of a business other than the Association.

     The executive officers of the Company also hold the same positions with the Association and receive compensation from the Association. The following table sets forth information concerning the compensation paid to the chief executive officer of the Company and the Association and the only other officer of the Company and the Association whose salary and bonus for fiscal 2002 exceeded $100,000 (the "Named Officers").



===========================================================================================================================


                                                            SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                                                                            Long Term
                                           Annual Compensation                             Compensation
                                                                                       -------------------
                                                                                              Awards
---------------------------------------------------------------------------------------------------------------------------

                                                                              Other
                                                                              Annual    Restricted
                                                                              Compen-     Stock     Options/    All Other
                                            Fiscal    Salary        Bonus     sation     Award(s)     SARs    Compensation
                                             Year    ($)(1)(2)       ($)       ($)(3)       ($)         (#)         ($)

      Name and Principal Position
---------------------------------------------------------------------------------------------------------------------------
Gerald W. Free, President and Chief          2002      209,672        --         --         --         --        21,946(4)
                                             2001      190,125        --         --         --         --        23,020
   Executive Officer                         2000      185,139      6,687        --         --         --        24,214


Derrell W. Chapman, Executive Vice           2002      155,147        --         --         --         --        14,423(4)
   President, Chief Financial Officer        2001      118,050        --         --         --         --        14,512
   and Chief Operating Officer               2000      111,577      4,167        --         --         --        17,080

===========================================================================================================================


(1) Includes $15,600 in director's fees for Mr. Free for fiscal 2002, 2001 and 2000 and $11,050 in advisory director fees for Mr. Chapman for fiscal 2002 and $7,800 in advisory director fees for fiscal 2001 and 2000.

(2) For Mr. Free, includes $20,685 earned in fiscal 2002, $6,000 in fiscal 2001 and $3,000 in fiscal 2000 as a result of Mr. Free's salary being determined, in part, by the profitability of the Company. For Mr. Chapman, includes $15,514 earned in fiscal 2002 as a result of Mr. Chapman's salary being determined, in part, by the profitability of the Company.

(3) Pursuant to SEC rules, the table above excludes perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of salary and bonus.

(4) For Mr. Free, includes: (i) the value as of September 30, 2002 of the allocation for 2002 to his ESOP account of $18,382; and (ii) term life insurance premiums associated with the Association's medical insurance plan paid on his behalf of $3,564. For Mr. Chapman, includes: (i) the value as of September 30, 2002 of the allocation for 2002 to his ESOP account of $13,954; and (ii) term life insurance premiums associated with the Association's medical insurance plan paid on his behalf of $469.

     No stock options or stock appreciation rights ("SARs") were granted to the Named Officers during fiscal 2002.

     The following table provides information as to stock options exercised by the Named Officers during the fiscal year ended September 30, 2002 and the value of the options held by the Named Officers on September 30, 2002.



====================================================================================================================

                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                 OPTION VALUES
--------------------------------------------------------------------------------------------------------------------
                                                               Number of
                                                               Securities                    Value of
                                                                Underlying                  Unexercised
                                                               Unexercised                 In-the-Money
                                                               Options at                   Options at
                                                               FY-End (#)                  FY-End ($)(1)
                                                     ----------------------------------------------------------------

                         Shares Acquired     Value
         Name              on Exercise     Realized    Exercisable   Unexercisable   Exercisable    Unexercisable
                               (#)            ($)          (#)            (#)            ($)             ($)
--------------------------------------------------------------------------------------------------------------------

   Gerald W. Free               --             --         45,570          --           $90,684           --
--------------------------------------------------------------------------------------------------------------------
   Derrell W. Chapman           --             --         18,228          --           $36,274           --
=====================================================================================================================

(1) An option is in-the-money if the fair market value of the stock underlying the option is greater than the exercise price of the option. All of the options held by the Named Officers on September 30, 2002 were in-the-money as of that date. The exercise price for all of the options held by the named officers on September 30, 2002 was $9.42. The closing stock price for Company shares was $11.41 at September 30, 2002.

Compensation of Directors

     The directors of the Company are not paid for their service in such capacity. The directors and advisory directors of the Association receive fees of $1,300 for each regularly scheduled meeting of the board and receive no fees for service on board committees.

Employment Agreements

     The Association has employment agreements with Mr. Free and Mr. Chapman. Each agreement provides for a three-year term, with extensions of one year, in addition to the then-remaining term under the agreement, on each January 10, as long as (1) neither the Association nor the officer has given contrary written notice to the other at least 90 days in advance that the term will not be extended further and (2) the Board of Directors of the Association reviews a formal performance evaluation of the officer performed by disinterested directors of the Association. Each agreement provides for an annual base salary not less than the prior year's amount, discretionary bonuses and participation in benefit plans that are maintained for and the receipt of fringe benefits which are applicable to the other executive employees of the Association or its employees generally.

     Each agreement provides that if the officer's employment is involuntarily terminated other than for cause or due to death, disability or specified violations of law, the officer will be entitled to receive (1) the continuation of his salary for the remaining term of the agreement, (2) health insurance benefits maintained by the Association for its senior executive employees or employees generally for the remaining term of the agreement, and (3) if the involuntary termination occurs in connection with or within 12 months after a change in control of the Company or the Association that occurs during the term of employment under the agreement, a lump sum amount in cash equal to 299% of the officer's "base amount" (as defined in Section 280G of the Internal Revenue
Code).  To the extent payment to the officer of the benefits  described in items
(1) - (3) above, together with any other payments to be made to the officer (whether under the employment agreement or otherwise) would be nondeductible by the Association for federal income tax purposes because of Section 280G of the Internal Revenue Code, then the benefits in items (1) - (3) above will be reduced so that none of the payments (whether under the employment agreement or otherwise) is nondeductible by reason of Section 280G. The term "involuntary termination" is defined as termination of the officer's employment by the Association without the officer's consent or by the officer following a material reduction of or interference with his duties, responsibilities or benefits without his consent.

     Based on current compensation levels, if the employment of Mr. Free and Mr. Chapman had been involuntary terminated as of September 30, 2002 under circumstances entitling them to the severance benefit described in item (3) above, they would have been entitled to receive lump sum cash payments of approximately $503,890 and $403,650, respectively, in addition to the benefits described in items (1) and (2) above and subject to reduction to ensure that all payments to the officer by the Association (whether under the employment agreement or otherwise) would be deductible by the Association under Section 280G of the Internal Revenue Code.

Certain Transactions

     The Association has followed a policy of granting loans to officers, directors and employees, if such loans are made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable transactions prevailing at the time, in accordance with the Association's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers and directors must be approved by a majority of the disinterested directors of the Association and loans to other officers and employees must be approved by the Association's loan committee. All loans by the Association to its directors and executive officers are subject to regulations of the Office of Thrift Supervision restricting loan and other transactions with affiliated persons of the Association. Federal law currently requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates. As of September 30, 2002, the Association was in compliance with this requirement. All loans to directors and executive officers and their associates totaled approximately $729,308 at September 30, 2002, which represented approximately 3.72% of the Company's stockholders' equity as of that date.


                                   PROPOSAL II
                   RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Audit Committee has renewed the Company's arrangement for Bryant & Welborn, L.L.P. to be the Company's auditors for the 2003 fiscal year, subject to the ratification of that appointment by the Company's stockholders at the Meeting. A representative of Bryant & Welborn, L.L.P. is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

     For the fiscal year ended September 30, 2002, Bryant & Welborn, L.L.P. provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

     (a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's fiscal year 2002 annual financial statements and review of financial statements included in the Company's Quarterly Reports on Form 10-QSB for fiscal 2002: $66,100

     (b)  Financial Information Systems Design and Implementation Fees: $0

     (c)  All other fees: $7,175

     The Audit Committee has considered whether the provisions of services covered by item (c) above is compatible with maintaining the independence of Bryant & Welborn, L.L.P.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BRYANT & WELBORN, L.L.P. AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2003.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's next annual meeting must be received by its Secretary at the main office of the Company, located at 1200 South Beckham Avenue, Tyler, Texas 75701, no later than August 29, 2003 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any stockholder proposal (regardless of whether included in the Company's proxy materials), the Company's certificate of incorporation and bylaws and Delaware law.

     To be considered for presentation at the next annual meeting, but not for inclusion in the Company's proxy statement and form of proxy for that meeting, proposals must be received by the Company no later than November 20, 2003. If, however, the date of the next annual meeting is before January 9, 2004 or after March 30, 2004, proposals must instead be received by the Company by the later of the 70th day before the date of the next annual meeting or the tenth day following the day on which public disclosure of the date of the next annual meeting is first made (which may be by press release, in a publicly available filing with the SEC, through mailed notice or otherwise). If a stockholder proposal that is received by the Company after the applicable deadline for presentation at the next annual meeting is raised at the next annual meeting, the holders of the proxies for that meeting will have the discretion to vote on the proposal in accordance with their best judgment and discretion, without any discussion of the proposal in the Company's proxy statement for the next annual meeting.


                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. If, however, any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Association may solicit proxies personally or by telegraph or telephone without additional compensation.

                                             BY ORDER OF THE BOARD OF DIRECTORS




                                             Gerald W. Free
                                             Vice Chairman, President and
                                             Chief Executive Officer

Tyler, Texas
December 27, 2002

                                                                    APPENDIX A




                             AUDIT COMMITTEE CHARTER
                       East Texas Financial Services, Inc.

MEMBERSHIP

The audit committee will be composed of not less than three members of the board. They will be selected by the board, taking into account prior experience in matters to be considered by the committee, probable availability at times required for consideration of such matters, and their individual independence and objectivity.

The committee's membership will meet the requirements of the audit committee policy of the NASDAQ stock exchange. Accordingly, all of the members will be directors independent of management and free from relationships that, in the opinion of the board of directors, would interfere with the exercise of independent judgement as a committee member.

No officers or employees of the company or its subsidiaries will serve on the committee. A former officer of the company or any of its subsidiaries may serve on the committee (even though the former officer may be receiving pension or deferred compensation payments from the company) if, in the opinion of the board of directors, the former officer will exercise independent judgement and will significantly assist the committee to function. However, a majority of the committee will be directors who were not formerly officers of the company or any of it subsidiaries.

When considering relationships that might affect independence, including possible affiliate status, the board of directors will give appropriate consideration, in addition to its audit committee policy, to guidelines issued by the NASDAQ stock exchange, which were provided to assist boards of directors in observing the spirit of the NASDAQ stock exchange policy.

ACTIONS OF THE COMMITTEE

The committee's activities will include the following actions:

o Oversight of the financial statements and relations with the independent auditors

     o Instruct the independent auditors that the board of directors is the client in its capacity as the shareholders' representative

     o Expect the independent auditors to meet with the board of directors at least annually so the board has a basis on which to recommend the independent auditors' appointment to the shareholders or to ratify its selection of the independent auditors

     o Expect management and the independent auditors to analyze significant financial report issues and practices on a timely basis (Degree) Expect management and the independent auditors to discuss with the audit committee:

          o qualitative judgements about whether current or proposed accounting principles and disclosures are appropriate, not just acceptable aggressiveness or conservatism of accounting and financial estimates

     o    Expect the independent auditors to provide the audit committee with:

          o Independent judgements about the appropriateness of the company's current or proposed accounting principles and whether current or proposed financial disclosures are clear

          o Views on whether the accounting principles chosen by management are conservative, moderate, or aggressive as they relate to income, asset, and liability recognition, and whether these accounting principles are commonly used

          o Reasons why accounting principles and disclosure practices used for new transactions or events are appropriate

          o Reasons for accepting or questioning significant estimates made by management

          o Views on how selected accounting principles and disclosure practices affect shareholder and public attitudes about the company.

o Actions taken on the board's behalf that require board notification but not board approval:

     o Review and approve the scope of the company's audit and that of its subsidiaries as recommended by the independent auditors and the president

     o Answer questions raised by shareholders during an annual shareholder's meeting on matters relating to the activities if asked to do so by the board of directors' chairperson

     o Ask the president to have the staff study a particular area of interest or concern to the audit committee.

o Matters requiring the committee's review and study before making a recommendation for the board of directors' action:

     o    Appointment of the independent auditors

     o    Implementation of major accounting policy changes

     o    SEC registration statements to be signed by the board of directors

     o The auditors' reports and financial statements prior to publication in the annual report.

o Matters requiring the committee's review and study before providing summary information to the board of directors:


     o Accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board (FASB), the Securities and Exchange Commission (SEC), and the American Institute of Certified Public Accountants (AICPA), or by comparable bodies outside the U.S.


     o The independent auditors' assessment of the strengths and weaknesses of the company's financial staff, systems, controls, and other factors that might be relevant to the integrity of the financial statements

     o Periodic SEC filings and the adequacy of programs and procedures to assure compliance with SEC regulations and regulations of the NASDAQ stock exchange.